Exhibit 3.1

THE RYLAND GROUP, INC.

BYLAWS

(as amended February 24, 2015)

ARTICLE I

STOCKHOLDERS

SECTION 1.01.  Annual Meeting.  The Corporation shall hold an annual meeting of its stockholders to elect directors and transact any other business within its powers, either at 10:00 a.m. on the third Wednesday of April in each year, if not a legal holiday, or at such other time on such other day falling on or before the 30th day thereafter as shall be set by the Board of Directors.  Except as the Charter or statute provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice.  Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid corporate acts.

SECTION 1.02.  Special Meeting.  At any time in the interval between annual meetings, a special meeting of the stockholders may be called by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting or in writing (addressed to the Secretary of the Corporation) with or without a meeting.  Special meetings of the stockholders shall be called by the Secretary at the request of the stockholders only on the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting and then only as may be required by law.

SECTION 1.03.  Place of Meetings.  Meetings of stockholders shall be held at such place in the United States as is set, from time to time, by the Board of Directors.

SECTION 1.04.  Notice of Meetings; Waiver of Notice.  Not less than 10 nor more than 90 days before each stockholders’ meeting, the Secretary shall give written notice of the meeting to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting.  The notice shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting.  Notice is given to a stockholder when it is personally delivered to him, left at his residence or usual place of business, or mailed to him at his address as it appears on the records of the Corporation.  Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if he, before or after the meeting, signs a waiver of the notice, which is filed with the records of stockholders’ meetings, or is present at the meeting in person or by proxy.  A meeting of stockholders convened on the date for which it was called may be adjourned, from time to time, without further notice to a date not more than 120 days after the original record date.

SECTION 1.05.  Quorum; Voting.  Unless statute or the Charter provides otherwise and except as provided in Section 2.03 hereof, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum, and a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting. In the absence of a quorum, the stockholders present, in person or by proxy, by majority vote and without notice other than by announcement, may adjourn the meeting, from time to time, until a quorum shall attend.  At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.  In the event that at any meeting a quorum exists for the transaction of some business but does not exist for the transaction of other business, the business as to which a quorum is present may be transacted by the holders of stock present in person or by proxy who are entitled to vote thereon.

SECTION 1.06.  General Right to Vote; Proxies.  Unless the Charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders.  In all elections for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.  A stockholder may vote the stock he owns of record either in person or by written proxy signed by the stockholder or by his duly authorized attorney in fact.  Unless a proxy provides otherwise, it is not valid more than 11 months after its date.

SECTION 1.07.  List of Stockholders.  At each meeting of stockholders, a full, true and complete list of all stockholders entitled to vote at such meeting, showing the number and class of shares held by each and certified by the transfer agent for such class or by the Secretary, shall be furnished by the Secretary.

SECTION 1.08.  Conduct of Voting.  At all meetings of stockholders, unless the voting is conducted by judges, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by the chairman of the meeting.  If demanded by stockholders, present in person or by proxy, entitled to cast 10 percent of the number of total votes that are entitled to be cast, or if ordered by the chairman, the vote upon any election or question shall be taken by ballot and, upon like demand or order, the voting shall be conducted by two inspectors, in which event the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by the inspectors.  Unless so demanded or ordered, no vote need be by ballot, and voting need not be conducted by inspectors.  The stockholders at any meeting may choose an inspector or inspectors to act at such meeting and, in default of such election, the chairman of the meeting may appoint an inspector or inspectors.  No candidate for election as a director at a meeting shall serve as an inspector thereat.

SECTION 1.09.  Informal Action by Stockholders.  Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if there is filed with the records of stockholders’ meetings a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

SECTION 1.10.  Nominations of Directors.  In addition to any other requirements, only persons who are nominated in accordance with the following procedures shall be eligible for election to the Board of Directors of the Corporation.  Nominations of persons for election to the Board of Directors of the Corporation shall be made at a meeting of stockholders at which directors are to be elected exclusively in accordance with this Section.  Nominations of persons for such elections shall be deemed properly made if (i) set forth in proxy materials prepared for such a meeting by or at the direction of the Board of Directors, (ii) made by a stockholder at such a meeting at the direction of the Board of Directors, or (iii) made by a stockholder at such a meeting (other than at the direction of the Board of Directors) if timely notice has been given to the Secretary of the Corporation at the principal executive offices of the Corporation of such intent to make a nomination.  To be timely, such stockholder’s notice must be received by the Corporation not less than 75 days prior to the date of the stockholders’ meeting;  provided, however, that if less than 100 days’ notice or prior disclosure of the date of the stockholders’ meeting is given or made to the stockholders by the Corporation, then notice by the stockholder of intent to make a nomination must be received by the Corporation no later than the close of business on the 10th day following the day on which the Corporation mailed the notice of the date of the meeting or published or otherwise made public disclosure of such meeting date.  For purposes of the preceding sentence, the “date of the stockholder meeting” is the date when the meeting is first convened, even if the meeting is adjourned one or more times to a later date or dates.

Such stockholders’ notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, if any, and (iv) any other information relating to such person which is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended, or any successor act or Regulation; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by the stockholder.  The Corporation may require any proposed nominee to furnish such other information as may be reasonably required by the Corporation to determine the qualifications of such proposed nominee to serve as a director of the Corporation.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 1.10.  These procedures shall not apply to the nomination of any persons entitled to be separately elected by holders of Preferred Stock.  The chairman of a stockholders’ meeting may determine and declare to the meeting that a nomination has not been made in accordance with the foregoing procedure and that such defective nomination shall be disregarded.

SECTION 1.11.  Stockholder Proposals.  In addition to any other requirements, any motions, resolutions, or proposals by stockholders (hereinafter “proposals”) made at a meeting of stockholders shall be exclusively in accordance with this Section.  Proposals shall be deemed properly made if (i) set forth in proxy materials prepared for such a meeting by or at the direction of the Board of Directors, (ii) made by a stockholder at such a meeting at the direction of the Board of Directors, or (iii) made by a stockholder at such a meeting (other than at the direction of the Board of Directors) if timely notice has been given to the Secretary of the Corporation at the principal executive offices of the Corporation of such intent to make the proposal.  To be timely, such stockholder’s notice must be received by the Corporation not less than 75 days prior to the date of the stockholders’ meeting; provided, however, that if less than 100 days’ notice or prior public disclosure of the date is given or made to the stockholders by the Corporation, then notice by the stockholder of intent to make the proposal must be received by the Corporation no later than the close of business on the 10th day following the day on which the Corporation mailed the notice of the date of the meeting or published or otherwise made public disclosure of such meeting date.  For purposes of the preceding sentence, the “date of the stockholder meeting” is the date when the meeting is first convened, even if the meeting is adjourned one or more times to a later date or dates.

Such shareholder’s notice shall set forth a brief description of any proposal the stockholder intends to make, the reasons for bringing such proposal before the meeting, the name and address of the stockholder, and the class and number of shares of the Corporation which are beneficially owned by the stockholder, and any material interest of the stockholder in the subject of the proposal.

No stockholder shall make a proposal at a stockholder meeting except in accordance with the procedures set forth in this Section 1.11.  The chairman of a stockholder meeting may determine and declare to the meeting that a proposal has not been made in accordance with the foregoing procedure and that such defective proposal shall be disregarded.

ARTICLE II

BOARD OF DIRECTORS

SECTION 2.01.  Function of Directors.  The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.  All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by statute or by the Charter or Bylaws.

SECTION 2.02.  Number of Directors.  The Corporation shall have at least three directors; provided that, if there is no stock outstanding, the number of directors may be less than three but not less than one; and, if there is stock outstanding and so long as there are less than three stockholders, the number of directors may be less than three but not less than the number of stockholders.  The Corporation shall have the number of directors provided in the Charter until changed as herein provided.  A majority of the entire Board of Directors may alter the number of directors set by the Charter to not exceeding 25 nor less than the minimum number then permitted herein, but the action may not affect the tenure of office of any director.

SECTION 2.03.  Election and Tenure of Directors.  At each annual meeting, the stockholders shall elect directors to hold office until the next annual meeting and until their successors are elected and qualify.  At any meeting of stockholders at which directors are to be elected, each nominee for election as a director shall be elected if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders at which directors are to be elected if pursuant to Section 1.10 of these Bylaws the number of director candidates to be nominated at such meeting exceeds the number of directors to be elected or if a stockholder has submitted notice of an intent to nominate a candidate for election in accordance with Section 1.10 of these Bylaws unless, on or before the seventh business day prior to the date that the Corporation files with the Securities and Exchange Commission its definitive proxy statement relating to such meeting (regardless of whether thereafter revised or supplemented), such notice has been (a) withdrawn in writing to the Secretary, (b) determined by the Board of Directors (or a committee thereof) pursuant to the Bylaws, or, if challenged in court, by a final court order, not to be a valid and effective notice of nomination, or (c) determined by the Board of Directors (or a committee thereof) not to create a bona fide election contest.  No director shall stand for election upon reaching the age of 74 by the date of the meeting of stockholders at which his/or nomination will be considered by stockholders.

SECTION 2.04.  Removal of Director.  The stockholders may remove any director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors.

SECTION 2.05.  Vacancy on Board.  The stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director.  A majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause except an increase in the number of directors, and a majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of directors.  A director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and until his successor is elected and qualifies.  A director elected by the stockholders to fill a vacancy which results from the removal of a director serves for the balance of the term of the removed director.

SECTION 2.06.  Regular Meetings.  After each meeting of stockholders at which a Board of Directors shall have been elected, the Board of Directors so elected shall meet as soon as practicable for the purpose of organization and the transaction of other business; and in the event that no other time is designated by the stockholders, the Board of Directors shall meet one hour after the time for such stockholders’ meeting or immediately following the close of such stockholders’ meeting on the day of such meeting.  Such first regular meeting shall be held at any place as may be designated by the stockholders, or in default of such designation, at the place designated by the Board of Directors for such first regular meeting, or in default of such designation, at the place of the holding of the immediately preceding meeting of stockholders.  No notice of such first meeting shall be necessary if held as hereinabove provided.  Any other regular meeting of the Board of Directors shall be held on such date and at any place as may be designated, from time to time, by the Board of Directors.

SECTION 2.07.  Special Meetings.  Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President or by a majority of the Board of Directors by vote at a meeting, or in writing with or without a meeting.  A special meeting of the Board of Directors shall be held on such date and at any place in or out of the state of Maryland as may be designated, from time to time, by the Board of Directors.  In the absence of designation, such meeting shall be held at such place as may be designated in the call.

SECTION 2.08.  Notice of Meeting.  Except as provided in Section 2.06, the Secretary shall give notice to each director of each regular and special meeting of the Board of Directors.  The notice shall state the time and place of the meeting.  Notice is given to a director when it is delivered personally to him, left at his residence or usual place of business, or sent by telegraph or telephone at least 24 hours before the time of the meeting or, in the alternative, by mail to his address as it shall appear on the records of the Corporation at least 72 hours before the time of the meeting.  Unless the Bylaws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors.  No notice of any meeting of the Board of Directors need be given to any director who attends or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice.  Any meeting of the Board of Directors, regular or special, may adjourn, from time to time, to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

SECTION 2.09.  Action by Directors.  Unless statute or the Charter or Bylaws require a greater proportion, the action of a majority of the directors present at a meeting at which a quorum is present is action of the Board of Directors.  A majority of the entire Board of Directors shall constitute a quorum for the transaction of business.  In the absence of a quorum, the directors present, by majority vote and without notice other than by announcement, may adjourn the meeting, from time to time, until a quorum shall attend.  At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.  Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if a unanimous written consent which sets forth the action is signed by each member of the Board and filed with the minutes of proceedings of the Board.

SECTION 2.10.  Meeting by Conference Telephone.  Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means constitutes presence in person at a meeting.

SECTION 2.11.  Compensation.  By resolution of the Board of Directors, a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of committees thereof, and other compensation for their services as such on committees of the Board of Directors, may be paid to directors.  A director who serves the Corporation in any other capacity also may receive compensation for such other services, pursuant to a resolution of the directors.

ARTICLE III

COMMITTEES

SECTION 3.01.  Committees.  The Board of Directors may appoint from among its members an Executive Committee and other committees composed of one or more directors and delegate to these committees any of the powers of the Board of Directors, except the power to declare dividends on stock; elect directors; issue stock, other than as provided in the next sentence; recommend to the stockholders any action which requires stockholder approval; amend the Bylaws; or approve any merger or share exchange which does not require stockholder approval.  If the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with that authorization or any stock option or other plan or program adopted by the Board of Directors, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

SECTION 3.02.  Committee Procedure.  Each committee may fix rules of procedure for its business.  A majority of the members of a committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee.  The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member.  Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if a unanimous written consent, which sets forth the action, is signed by each member of the committee and filed with the minutes of the committee.  The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of Section 2.10.

SECTION 3.03.  Emergency.  In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Corporation by its directors and officers, as contemplated by the Charter and the Bylaws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Corporation in accordance with the provisions of Section 3.01.  In the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive Committee, the available directors shall elect an Executive Committee consisting of any two members of the Board of Directors, whether or not they be officers of the Corporation, which two members shall constitute the Executive Committee for the full conduct and management of the affairs of the Corporation in accordance with the foregoing provisions of this Section.  This Section shall be subject to implementation by resolution of the Board of Directors passed, from time to time, for that purpose; and any provisions of the Bylaws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this Section that it shall be to the advantage of the Corporation to resume the conduct and management of its affairs and business under all the other provisions of the Bylaws.

ARTICLE IV

OFFICERS

SECTION 4.01.  Executive Officers.  The Board of Directors may choose a Chairman of the Board from among the directors.  The Board of Directors shall choose a President, a Secretary and a Treasurer who need not be directors.  The Board of Directors may choose one or more Vice Presidents and a Controller, none of whom need be a director.  Any two or more of the above-mentioned offices, except those of President and Vice Presidents, may be held by the same person; but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument be required by statute, by charter, by the Bylaws or by resolution of the Board of Directors to be executed, acknowledged or verified by any two or more officers.  Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his successor shall have been duly chosen and qualified, or until he shall have resigned or shall have been removed.  Any vacancy in any of the above offices may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

The Board of Directors may designate such persons as appointed officers as they deem necessary or desirable, from time to time.

SECTION 4.02.  Chairman of the Board.  The Chairman of the Board, if one be elected, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present.  He shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors.

SECTION 4.03.  President.  In the absence of the Chairman of the Board, the President shall preside at all meetings of the stockholders and the Board of Directors at which he shall be present; he shall have general charge and supervision of the business of the Corporation; and he may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation; and, in general, he shall perform all duties as, from time to time, may be assigned to him by the Board of Directors.

SECTION 4.04.  Vice Presidents.  The Corporation shall have four (4) classes of Vice President; namely, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and Operational Vice Presidents.  Each class of Vice President shall have such powers and duties as, from time to time, may be assigned to them by the Board of Directors or the Chairman.  Executive Vice Presidents, Senior Vice Presidents and Vice Presidents shall be executive officers of the Corporation.  They shall have the power and authority, in the ordinary course of business of the Corporation, to acquire and dispose of real and personal property of the Corporation and interests therein and to execute and deliver all such documents as may be necessary or desirable in connection with any such acquisition or disposition.  Operational Vice Presidents shall be deemed appointed officers of the Corporation.  They shall have the power and authority, in the ordinary course of business of the Corporation, to make conveyances of real property developed by the Corporation and related personal property and to execute and deliver all such documents as may be necessary or desirable in connection with any such conveyance, and to execute land purchase agreements and related documents in connection with land acquisition transactions approved by a Senior Vice President of the Corporation.

SECTION 4.05.  Secretary.  The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees in books provided for this purpose; he shall see that all notices are duly given in accordance with the provisions of the Bylaws or as required by law; he shall be custodian of the records of the Corporation; he shall see that the corporate seal is affixed to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized and when so affixed, may attest the same; and, in general, he shall perform all duties incident to the office of a secretary of a corporation, and such other duties as, from time to time, may be assigned to him by the Board of Directors or the President.

SECTION 4.06.  Treasurer.  The Treasurer shall have charge of and be responsible for all funds, securities, and receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and, in general, he shall perform all the duties incident to the office of treasurer of a corporation and such other duties as may be assigned to him by the Board of Directors or the President.

SECTION 4.07.  Appointed Officers.  Operational Vice Presidents, Controllers, Assistant Vice Presidents, Assistant Secretaries or Assistant Treasurers, and such additional officers as may be deemed necessary or desirable to management of the Corporation, shall be deemed appointed officers and shall not be considered executive officers of the Corporation.  Appointed officers may be appointed by the Board of Directors or the President.

SECTION 4.08.  Compensation.  The Board of Directors shall have the power to fix the compensation of all executive and appointed officers of the Corporation.  The President shall have the power to fix the compensation of appointed officers in the absence of action thereon by the Board of Directors.

SECTION 4.09.  Removal.  Any officer, employee or agent of the Corporation may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby; but such removal shall be without prejudice to the contractual rights, if any, of the person removed.  Any appointed officer, employee or agent of the Corporation may be removed by the President whenever, in his judgment, the best interests of the Corporation will be served thereby; but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

ARTICLE V

STOCK

SECTION 5.01.  Certificates for Stock.  Each stockholder is entitled to certificates which represent and certify the shares of stock he holds in the Corporation.  Each stock certificate shall include on its face the name of the corporation that issues it, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents.  It shall be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors.  Each stock certificate shall be signed by the Chairman of the Board, the President, or a Vice President and countersigned by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer.  Each certificate may be sealed with the actual corporate seal or a facsimile of it in any other form, and the signatures may be either manual or facsimile signatures.  A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.

SECTION 5.02.  Transfers.  The Board of Directors shall have the power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock; and may appoint transfer agents and registrars thereof.  The duties of the transfer agent and registrar may be combined.

SECTION 5.03.  Record Date and Closing of Transfer Books.  The Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights.  The record date may not be more than 90 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than 20 days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least 10 days before the date of the meeting.

SECTION 5.04.  Stock Ledger.  The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds.  The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection.  The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, within or without the state of Maryland, or, if none, at the principal office or the principal executive offices of the Corporation in the state of Maryland.

SECTION 5.05.  Certification of Beneficial Owners.  The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder.  The resolution shall set forth the class of stockholders who may certify; the purpose for which the certification may be made; the form of certification and the information to be contained in it; the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation, if the certification is with respect to a record date or closing of the stock transfer books; and any other provisions with respect to the procedure which the Board considers necessary or desirable.  Upon receipt of a certification which complies with the procedure adopted by the Board in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

SECTION 5.06.  Lost Stock Certificates.  The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation.  In their discretion, the Board of Directors, or such officer or officers, may refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.

ARTICLE VI

FINANCE

SECTION 6.01.  Checks, Drafts, Etc.  All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the President, a Vice President or an Assistant Vice President and countersigned by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

SECTION 6.02.  Annual Statement of Affairs.  There shall be prepared annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year.  The statement of affairs shall be submitted at the annual meeting of the stockholders and, within 20 days after the meeting, placed on file at the Corporation’s principal office.

SECTION 6.03.  Fiscal Year.  The fiscal year of the Corporation shall be the 12-month period ending December 31 in each year, unless otherwise provided by the Board of Directors.

ARTICLE VII

SUNDRY PROVISIONS

SECTION 7.01.  Books and Records.  The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders, Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors.  The books and records of a Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection.  Minutes shall be recorded in written form but may be maintained in the form of a reproduction.

SECTION 7.02.  Corporate Seal.  The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary.  The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

SECTION 7.03.  Bonds.  The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

SECTIONS 7.04. Voting Upon Shares in Other Corporations.  Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the President, a Vice President or a proxy appointed by either of them.  The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

SECTION 7.05.  Mail.  Any notice or other document which is required by these Bylaws to be mailed shall be deposited in the United States mails, postage prepaid.

SECTION 7.06.  Execution of Documents.  A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.

SECTION 7.07.  Amendments.  Subject to the special provisions of Section 2.02, the Board of Directors shall have the power at any regular or special meeting of Directors, to make and adopt new Bylaws, or to amend, alter or repeal any of the Bylaws of the Corporation, and the stockholders of the Corporation shall have no power to make and adopt new Bylaws, or to amend, alter or repeal any of the Bylaws of the Corporation.